Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate January 29, 2015	Brian M. Welsch Investor Relations 716-857-7875

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the first quarter of its 2015 fiscal year (the quarter ended December 31, 2014).

HIGHLIGHTS

•Earnings for the first quarter of fiscal 2015 of $84.7 million, or $1.00 per share, increased $2.5 million, or $0.03 per share, compared to the prior year’s first quarter. Adjusted EBITDA for the first quarter was $263.3 million, an increase of $9.6 million over last year. These increases were largely due to continued growth in the Company’s Midstream businesses (which consist of the Company's Pipeline and Storage and Gathering segments), where earnings and Adjusted EBITDA were up $7.1 million and $10.2 million, respectively.

•Seneca Resources Corporation’s (“Seneca”) first quarter production of natural gas and crude oil was 48.2 billion cubic feet equivalent (“Bcfe”), an increase of 11.1 Bcfe or approximately 30% over the prior year’s first quarter. Pricing related curtailments for the quarter were an estimated 6 Bcf. Average daily production during the quarter was 524 million cubic feet equivalent (“MMcfe”) per day.

•A conference call is scheduled for Friday, January 30, 2015, at 11 a.m. Eastern Time.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “The first quarter was a very good start to our 2015 fiscal year. Our Upstream business continues to develop and highlight the quality of our Marcellus acreage. Our Midstream companies continue the build-out of gathering and transmission pipeline infrastructure in Appalachia, providing more capacity to move Marcellus supplies to market. And once again, our Utility system and employees proved reliable in the face of yet another extreme winter storm that hit our western New York service territory last November.

“Low commodity prices impacted our production for the quarter, and we expect those low prices to continue to tighten the economics of Seneca’s activities in the Marcellus and

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California over the next 12 to 18 months. As a result, we have reduced our near-term capital spending plans, both at Seneca and in our Gathering segment. Nevertheless, we remain confident in our long-term growth plans in Appalachia, and in our strategy. We designed our integrated model to weather such challenges and we remain in a strong position to create sustainable value for our shareholders.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended December 31, 2014, of $84.7 million, or $1.00 per share, compared to the prior year’s first quarter of $82.2 million, or $0.97 per share, an increase of $2.5 million, or $0.03 per share. The increase is mainly due to higher earnings in the Midstream businesses. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 7 and 8 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

The Exploration and Production segment’s earnings in the first quarter of fiscal 2015 of $26.7 million, or $0.32 per share, decreased $4.4 million, or $0.05 per share, when compared with the prior year’s first quarter mainly due to lower commodity prices realized after hedging. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended December 31, 2014, was $3.25 per thousand cubic feet (“Mcf”), a decrease of $0.45 per Mcf compared to the prior year’s first quarter. The weighted average crude oil price realized after hedging for the quarter ended December 31, 2014, was $78.09 per barrel ("Bbl"), a decrease of $15.91 per Bbl compared to the prior year’s first quarter.

Overall production of natural gas and crude oil for the current quarter of 48.2 Bcfe increased approximately 11.1 Bcfe, or 29.8 percent, compared to the prior year’s first quarter. Production from Seneca’s Appalachia properties increased approximately 33.5 percent and accounted for 10.7 Bcfe of the increase, largely because of Seneca’s strong well results in Lycoming County and the Clermont-Rich Valley area in Seneca’s WDA. California production of 5.3 Bcfe increased 6.4 percent compared to the prior year’s first quarter due to development activities primarily in the East Coalinga and South Midway Sunset fields.

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On a per unit basis, quarterly depletion expense of $1.66 per Mcfe decreased $0.26 per Mcfe due to higher natural gas reserve balances at December 31, 2014, compared to the prior year’s first quarter. On a per unit basis, lease operating and transportation expenses (“LOE”) at $0.97 per Mcfe increased $0.02 per Mcfe compared to the prior year’s first quarter due to higher intercompany gathering and compression costs associated with production from Tract 100 in Lycoming County and the Clermont-Rich Valley area in Seneca’s WDA. General and administrative expenses (“G&A”) decreased $0.08 per Mcfe compared to the prior year’s first quarter, due to higher production.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

The Pipeline and Storage segment’s earnings of $20.8 million, or $0.25 per share, for the quarter ended December 31, 2014, increased $1.6 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The increase in earnings is due to higher non-affiliated revenues from the Mercer Expansion project, which was placed in service in the current year’s first quarter. The increase in earnings also reflects higher transportation revenues from additional new transportation contracts on both pipeline systems. As a result of the ongoing pricing basis differentials in the Marcellus basin, the Pipeline and Storage segment continues to see increased demand for transportation services from producers and marketers to move gas supplies to higher priced markets.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The Gathering segment’s earnings of $11.6 million, or $0.14 per share, for the quarter ended December 31, 2014, increased $5.5 million, or $0.07 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher gathering revenues from Midstream’s Trout Run and Clermont gathering systems. That increase in revenue is mostly attributable to the overall increase in Seneca’s production volumes as described above. A change in the mix of Seneca’s production among Midstream's three major gathering systems also contributed to the increase.

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Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $22.6 million, or $0.26 per share, for the quarter ended December 31, 2014, decreased $1.6 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The decrease in earnings was due to higher operating expenses associated with the replacement of Distribution’s customer billing system. In addition, margins in Distribution’s Pennsylvania service territory were reduced by approximately $0.4 million mainly due to weather that was 5.7 percent warmer than last year.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended December 31, 2014, of $2.8 million increased $1.2 million, or $0.01 per share, compared to the prior year’s first quarter primarily due to higher per unit margins, which benefited from the weak pricing basis in the Northeast.

Corporate and All Other

The Corporate and All Other category primarily includes corporate operations. The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category earnings of $0.2 million in the quarter ended December 31, 2014, were largely unchanged compared to the prior year’s first quarter.

EARNINGS AND CAPITAL SPENDING GUIDANCE

The Company is updating its GAAP earnings guidance range for fiscal 2015 to a range of $2.65 to $2.90 per share exclusive of any ceiling test impairment charges. The previous earnings guidance had been a range of $3.05 to $3.35 per share. The change in earnings guidance reflects the following changes in assumptions:

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•
Seneca's expected production for fiscal 2015 is now a range of 155 to 190 Bcfe. The previous range was 180 to 220 Bcfe. Substantially all of this change is attributable to an increase in the level of pricing related curtailments reflected in Seneca’s forecast.

•	The Company is now assuming Marcellus spot pricing averages between $2.00 and $2.25 per Mcf for the remainder of the fiscal year, down $0.50 per Mcf from the previous range of $2.50 and $2.75 per Mcf.

•
NYMEX natural gas prices are now assumed to average $3.00 per MMBtu for the remainder of the fiscal year, down $1.00 from the previous forecast. NYMEX crude oil prices average $50.00 per Bbl for the remainder of the fiscal year, down $35.00 from the previous forecast.

In addition, the Company is revising its fiscal 2015 capital spending guidance, as follows (in millions):

	Previous			Updated
Exploration and Production	$600	-	$700	$525	-	$575
Gathering	150	-	200	125	-	175
Pipeline and Storage	225	-	275	225	-	275
Utility	95	-	105	115	-	130
Total	$1,070	-	$1,280	$990	-	$1,155

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, January 30, 2015, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-877-280-4959, using passcode “78316483.” For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “80321376.” Both the webcast and telephonic replay will be available until the close of business on Friday, February 6, 2015.

National Fuel is an integrated energy company with $7.1 billion in assets, including the following five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,”

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“believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in the price of natural gas or oil; changes in price differential between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas and oil having different quality, heating value, hydrocarbon mix or delivery date; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2014
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2014 GAAP earnings	$31,097	$19,138	$6,147	$24,215	$1,604	$51	$82,252

Drivers of operating results
Higher (lower) crude oil prices	(7,972)						(7,972)
Higher (lower) natural gas prices	(12,810)						(12,810)
Higher (lower) natural gas production	25,837						25,837
Higher (lower) crude oil production	3,365						3,365
Insurance settlement proceeds adjustment	(1,261)						(1,261)
Lower (higher) lease operating and transportation expenses	(7,563)						(7,563)
Lower (higher) depreciation / depletion	(5,822)						(5,822)

Higher (lower) transportation and storage revenues		1,450					1,450
Higher (lower) gathering and processing revenues			6,494				6,494
Lower (higher) operating expenses		(649)	(396)	(1,216)			(2,261)

Higher (lower) margins				(421)	1,256		835

Higher (lower) AFUDC**		751					751

Lower (higher) income tax expense / effective tax rate	1,372		(698)				674

All other / rounding	477	88	76	16	(34)	148	771
First quarter 2015 GAAP earnings	$26,720	$20,778	$11,623	$22,594	$2,826	$199	$84,740

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2014
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2014 GAAP earnings	$0.37	$0.23	$0.07	$0.28	$0.02	$—	$0.97

Drivers of operating results
Higher (lower) crude oil prices	(0.09)						(0.09)
Higher (lower) natural gas prices	(0.15)						(0.15)
Higher (lower) natural gas production	0.30						0.30
Higher (lower) crude oil production	0.04						0.04
Insurance settlement proceeds adjustment	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	(0.09)						(0.09)
Lower (higher) depreciation / depletion	(0.07)						(0.07)

Higher (lower) transportation and storage revenues		0.02					0.02
Higher (lower) gathering and processing revenues			0.08				0.08
Lower (higher) operating expenses		(0.01)	—	(0.01)			(0.02)

Higher (lower) margins				(0.01)	0.01		—

Higher (lower) AFUDC**		0.01					0.01

Lower (higher) income tax expense / effective tax rate	0.02		(0.01)				0.01

All other / rounding	—	—	—	—	—	—	0.00
First quarter 2015 GAAP earnings	$0.32	$0.25	$0.14	$0.26	$0.03	$—	$1.00

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 9.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2014	2013
Operating Revenues	$523,909	$550,072

Operating Expenses:
Purchased Gas	127,091	167,605
Operation and Maintenance	112,582	107,846
Property, Franchise and Other Taxes	20,929	20,926
Depreciation, Depletion and Amortization	102,747	93,114
	363,349	389,491

Operating Income	160,560	160,581

Other Income (Expense):
Interest Income	1,258	702
Other Income	1,183	228
Interest Expense on Long-Term Debt	(22,311)	(22,885)
Other Interest Expense	(790)	(949)

Income Before Income Taxes	139,900	137,677

Income Tax Expense	55,160	55,425

Net Income Available for Common Stock	$84,740	$82,252

Earnings Per Common Share:
Basic	$1.01	$0.98
Diluted	$1.00	$0.97

Weighted Average Common Shares:
Used in Basic Calculation	84,208,645	83,707,687
Used in Diluted Calculation	85,118,516	84,659,001

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2014	2014

ASSETS
Property, Plant and Equipment	$8,452,022	$8,245,791
Less - Accumulated Depreciation, Depletion and Amortization	2,598,291	2,502,700
Net Property, Plant and Equipment	5,853,731	5,743,091

Current Assets:
Cash and Temporary Cash Investments	43,924	36,886
Hedging Collateral Deposits	13,468	2,734
Receivables - Net	166,887	149,735
Unbilled Revenue	69,429	25,663
Gas Stored Underground	25,555	39,422
Materials and Supplies - at average cost	28,425	27,817
Other Current Assets	68,053	54,752
Deferred Income Taxes	36,421	40,323
Total Current Assets	452,162	377,332

Other Assets:
Recoverable Future Taxes	164,390	163,485
Unamortized Debt Expense	13,716	14,304
Other Regulatory Assets	222,609	224,436
Deferred Charges	12,524	14,212
Other Investments	87,468	86,788
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	39,520	36,512
Fair Value of Derivative Financial Instruments	293,314	72,606
Other	184	1,355
Total Other Assets	839,201	619,174
Total Assets	$7,145,094	$6,739,597

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,264,485 Shares
and 84,157,220 Shares, Respectively	$84,264	$84,157
Paid in Capital	729,733	716,144
Earnings Reinvested in the Business	1,666,659	1,614,361
Accumulated Other Comprehensive Income (Loss)	122,473	(3,979)
Total Comprehensive Shareholders' Equity	2,603,129	2,410,683
Long-Term Debt, Net of Current Portion	1,649,000	1,649,000
Total Capitalization	4,252,129	4,059,683

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	172,900	85,600
Current Portion of Long-Term Debt	—	—
Accounts Payable	125,822	136,674
Amounts Payable to Customers	35,994	33,745
Dividends Payable	32,442	32,400
Interest Payable on Long-Term Debt	18,195	29,960
Customer Advances	20,436	19,005
Customer Security Deposits	16,391	15,761
Other Accruals and Current Liabilities	137,285	136,672
Fair Value of Derivative Financial Instruments	11,061	759
Total Current and Accrued Liabilities	570,526	490,576

Deferred Credits:
Deferred Income Taxes	1,580,626	1,456,283
Taxes Refundable to Customers	90,303	91,736
Unamortized Investment Tax Credit	1,041	1,145
Cost of Removal Regulatory Liability	175,941	173,199
Other Regulatory Liabilities	96,959	81,152
Pension and Other Post-Retirement Liabilities	126,108	134,202
Asset Retirement Obligations	118,035	117,713
Other Deferred Credits	133,426	133,908
Total Deferred Credits	2,322,439	2,189,338
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,145,094	$6,739,597

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2014	2013

Operating Activities:
Net Income Available for Common Stock	$84,740	$82,252
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	102,747	93,114
Deferred Income Taxes	33,207	30,093
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(7,667)	(3,149)
Stock-Based Compensation	3,078	2,960
Other	2,358	(2,095)
Change in:
Hedging Collateral Deposits	(10,734)	1,094
Receivables and Unbilled Revenue	(60,947)	(92,261)
Gas Stored Underground and Materials and Supplies	9,386	17,977
Unrecovered Purchased Gas Costs	—	3,407
Other Current Assets	(5,635)	12,764
Accounts Payable	19,378	39,382
Amounts Payable to Customers	2,249	(3,944)
Customer Advances	1,431	(3,281)
Customer Security Deposits	630	(493)
Other Accruals and Current Liabilities	(6,416)	12,347
Other Assets	2,142	(6,268)
Other Liabilities	19,132	(7,205)
Net Cash Provided by Operating Activities	$189,079	$176,694

Investing Activities:
Capital Expenditures	$(244,927)	$(194,920)
Other	(1,229)	3,615
Net Cash Used in Investing Activities	$(246,156)	$(191,305)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$87,300	$—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	7,667	3,149
Dividends Paid on Common Stock	(32,400)	(31,373)
Net Proceeds From Issuance of Common Stock	1,548	1,857
Net Cash Provided by (Used) in Financing Activities	$64,115	$(26,367)

Net Increase (Decrease) in Cash and Temporary Cash Investments	7,038	(40,978)
Cash and Temporary Cash Investments at Beginning of Period	36,886	64,858
Cash and Temporary Cash Investments at December 31	$43,924	$23,880

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2014	2013	Variance
Total Operating Revenues	$204,665	$193,046	$11,619

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,685	15,134	551
Lease Operating and Transportation Expense	46,807	35,171	11,636
All Other Operation and Maintenance Expense	2,841	2,782	59
Property, Franchise and Other Taxes	3,901	4,263	(362)
Depreciation, Depletion and Amortization	80,067	71,110	8,957
	149,301	128,460	20,841

Operating Income	55,364	64,586	(9,222)

Other Income (Expense):
Interest Income	510	551	(41)
Other Interest Expense	(10,308)	(10,726)	418

Income Before Income Taxes	45,566	54,411	(8,845)
Income Tax Expense	18,846	23,314	(4,468)
Net Income	$26,720	$31,097	$(4,377)

Net Income Per Share (Diluted)	$0.32	$0.37	$(0.05)

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2014	2013	Variance
Revenues from External Customers	$51,745	$51,212	$533
Intersegment Revenues	21,461	20,739	722
Total Operating Revenues	73,206	71,951	1,255

Operating Expenses:
Purchased Gas	266	1,262	(996)
Operation and Maintenance	17,884	16,885	999
Property, Franchise and Other Taxes	6,163	5,688	475
Depreciation, Depletion and Amortization	9,035	9,121	(86)
	33,348	32,956	392

Operating Income	39,858	38,995	863

Other Income (Expense):
Interest Income	85	75	10
Other Income	557	(193)	750
Other Interest Expense	(6,539)	(6,800)	261

Income Before Income Taxes	33,961	32,077	1,884
Income Tax Expense	13,183	12,939	244
Net Income	$20,778	$19,138	$1,640

Net Income Per Share (Diluted)	$0.25	$0.23	$0.02

	Three Months Ended
	December 31,
GATHERING SEGMENT	2014	2013	Variance
Revenues from External Customers	$146	$235	$(89)
Intersegment Revenues	24,428	14,350	10,078
Total Operating Revenues	24,574	14,585	9,989

Operating Expenses:
Operation and Maintenance	1,776	1,167	609
Property, Franchise and Other Taxes	35	32	3
Depreciation, Depletion and Amortization	2,061	1,909	152
	3,872	3,108	764

Operating Income	20,702	11,477	9,225

Other Income (Expense):
Interest Income	27	38	(11)
Other Income	1	1	—
Other Interest Expense	(298)	(583)	285

Income Before Income Taxes	20,432	10,933	9,499
Income Tax Expense	8,809	4,786	4,023
Net Income	$11,623	$6,147	$5,476

Net Income Per Share (Diluted)	$0.14	$0.07	$0.07

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2014	2013	Variance
Revenues from External Customers	$210,073	$230,453	$(20,380)
Intersegment Revenues	4,534	4,706	(172)
Total Operating Revenues	214,607	235,159	(20,552)

Operating Expenses:
Purchased Gas	101,711	121,926	(20,215)
Operation and Maintenance	48,907	47,271	1,636
Property, Franchise and Other Taxes	10,558	10,667	(109)
Depreciation, Depletion and Amortization	11,151	10,711	440
	172,327	190,575	(18,248)

Operating Income	42,280	44,584	(2,304)

Other Income (Expense):
Interest Income	18	77	(59)
Other Income	498	370	128
Other Interest Expense	(6,943)	(6,814)	(129)

Income Before Income Taxes	35,853	38,217	(2,364)
Income Tax Expense	13,259	14,002	(743)
Net Income	$22,594	$24,215	$(1,621)

Net Income Per Share (Diluted)	$0.26	$0.28	$(0.02)

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2014	2013	Variance
Revenues from External Customers	$56,166	$73,159	$(16,993)
Intersegment Revenues	206	255	(49)
Total Operating Revenues	56,372	73,414	(17,042)

Operating Expenses:
Purchased Gas	50,230	69,204	(18,974)
Operation and Maintenance	1,499	1,593	(94)
Property, Franchise and Other Taxes	2	—	2
Depreciation, Depletion and Amortization	51	48	3
	51,782	70,845	(19,063)

Operating Income	4,590	2,569	2,021

Other Income (Expense):
Interest Income	39	45	(6)
Other Income	24	15	9
Other Interest Expense	(3)	(8)	5

Income Before Income Taxes	4,650	2,621	2,029
Income Tax Expense	1,824	1,017	807
Net Income	$2,826	$1,604	$1,222

Net Income Per Share (Diluted)	$0.03	$0.02	$0.01

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2014	2013	Variance
Total Operating Revenues	$884	$1,700	$(816)
Operating Expenses:
Operation and Maintenance	530	353	177
Property, Franchise and Other Taxes	150	157	(7)
Depreciation, Depletion and Amortization	215	58	157
	895	568	327

Operating Income (Loss)	(11)	1,132	(1,143)

Other Income (Expense):
Interest Income	12	34	(22)
Other Income	1	21	(20)
Other Interest Expense	—	(1)	1

Income Before Income Taxes	2	1,186	(1,184)
Income Tax Expense	8	511	(503)
Net Income (Loss)	$(6)	$675	$(681)

Net Income (Loss) Per Share (Diluted)	$—	$0.01	$(0.01)

	Three Months Ended
	December 31,
CORPORATE	2014	2013	Variance
Revenues from External Customers	$230	$267	$(37)
Intersegment Revenues	886	963	(77)
Total Operating Revenues	1,116	1,230	(114)
Operating Expenses:
Operation and Maintenance	3,052	3,716	(664)
Property, Franchise and Other Taxes	120	119	1
Depreciation, Depletion and Amortization	167	157	10
	3,339	3,992	(653)

Operating Loss	(2,223)	(2,762)	539

Other Income (Expense):
Interest Income	25,300	24,607	693
Other Income	102	14	88
Interest Expense on Long-Term Debt	(22,311)	(22,885)	574
Other Interest Expense	(1,432)	(742)	(690)

Loss Before Income Taxes	(564)	(1,768)	1,204
Income Tax Expense (Benefit)	(769)	(1,144)	375
Net Income (Loss)	$205	$(624)	$829

Net Income (Loss) Per Share (Diluted)	$—	$(0.01)	$0.01

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2014	2013	Variance
Intersegment Revenues	$(51,515)	$(41,013)	$(10,502)
Operating Expenses:
Purchased Gas	(25,116)	(24,787)	(329)
Operation and Maintenance	(26,399)	(16,226)	(10,173)
	(51,515)	(41,013)	(10,502)

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(24,733)	(24,725)	(8)
Other Interest Expense	24,733	24,725	8
Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2014		2013		(Decrease)

Capital Expenditures:
Exploration and Production	$157,711	(1)(2)	$111,341	(3)(4)	$46,370
Pipeline and Storage	16,027	(1)(2)	9,939	(3)(4)	6,088
Gathering	14,948	(1)(2)	23,463	(3)(4)	(8,515)
Utility	21,175	(1)(2)	21,660	(3)(4)	(485)
Energy Marketing	75		43		32
Total Reportable Segments	209,936		166,446		43,490
All Other	—		59		(59)
Corporate	26		15		11
Total Capital Expenditures	$209,962		$166,520		$43,442

(1)
Capital expenditures for the three months ended December 31, 2014, include accounts payable and accrued liabilities related to capital expenditures of $82.3 million, $3.0 million, $11.0 million, and $5.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2014, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the three months ended December 31, 2014, exclude capital expenditures of $80.1 million, $28.1 million, $20.1 million and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2014 and paid during the three months ended December 31, 2014. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2014, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2014.

(3)
Capital expenditures for the three months ended December 31, 2013, include accounts payable and accrued liabilities related to capital expenditures of $38.4 million, $0.6 million, $8.8 million, and $4.9 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2013, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the three months ended December 31, 2013, exclude capital expenditures of $58.5 million, $5.6 million, $6.7 million and $10.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2013 and paid during the three months ended December 31, 2013. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2013, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2013.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2014	2013	Normal (1)	Last Year (1)

Buffalo, NY	2,253	2,136	2,290	(5.2)	(6.7)
Erie, PA	2,044	1,990	2,110	(2.6)	(5.7)

(1)	Percents compare actual 2014 degree days to normal degree days and actual 2014 degree days to actual 2013 degree days.

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2014	2013	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	42,798	32,052	10,746
West Coast	773	786	(13)
Total Production	43,571	32,838	10,733

Average Prices (Per Mcf)
Appalachia	$2.95	$3.28	$(0.33)
West Coast	5.61	5.93	(0.32)
Weighted Average	3.00	3.35	(0.35)
Weighted Average after Hedging	3.25	3.70	(0.45)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	9	9	—
West Coast	762	706	56
Total Production	771	715	56

Average Prices (Per Barrel)
Appalachia	$75.56	$96.03	$(20.47)
West Coast	66.86	97.45	(30.59)
Weighted Average	66.96	97.43	(30.47)
Weighted Average after Hedging	78.09	94.00	(15.91)

Total Production (Mmcfe)	48,197	37,128	11,069

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.33	$0.41	$(0.08)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.97	$0.95	$0.02
Depreciation, Depletion & Amortization per Mcfe (1)	$1.66	$1.92	$(0.26)

(1)	Refer to page 12 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)	Amounts include transportation expense of $0.53 and $0.41 per Mcfe for the three months ended December 31, 2014 and December 31, 2013, respectively.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Nine Months of Fiscal 2015

	Volume		Average Hedge Price
Oil Swaps
Midway Sunset (MWSS)	108,000	BBL	$92.10 / BBL
Brent	765,000	BBL	$98.32 / BBL
NYMEX	297,000	BBL	$90.14 / BBL
Total	1,170,000	BBL	$95.67 / BBL

Gas Swaps
NYMEX	49,130,000	MMBTU	$4.18 / MMBTU
Dominion Transmission Appalachian (DOM)	18,630,000	MMBTU	$3.74 / MMBTU
Southern California City Gate (SoCal)	900,000	MMBTU	$4.35 / MMBTU
Fixed Price Physical Sales	13,650,000	MMBTU	$3.77 / MMBTU
Total	82,310,000	MMBTU	$4.01 / MMBTU

Hedging Summary for Fiscal 2016

	Volume		Average Hedge Price
Oil Swaps
MWSS	36,000	BBL	$92.10 / BBL
Brent	933,000	BBL	$95.18 / BBL
NYMEX	300,000	BBL	$86.09 / BBL
Total	1,269,000	BBL	$92.95 / BBL

Gas Swaps
NYMEX	32,350,000	MMBTU	$4.24 / MMBTU
DOM	18,840,000	MMBTU	$3.78 / MMBTU
Michigan Consolidated City Gate (Mich Con)	9,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (Dawn)	5,490,000	MMBTU	$4.36 / MMBTU
Fixed Price Physical Sales	18,300,000	MMBTU	$3.77 / MMBTU
Total	83,980,000	MMBTU	$4.03 / MMBTU

Hedging Summary for Fiscal 2017

	Volume		Average Hedge Price
Oil Swaps
Brent	384,000	BBL	$92.30 / BBL

Gas Swaps
NYMEX	23,130,000	MMBTU	$4.50 / MMBTU
DOM	12,720,000	MMBTU	$3.87 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
Dawn	7,950,000	MMBTU	$4.14 / MMBTU
Fixed Price Physical Sales	18,250,000	MMBTU	$3.77 / MMBTU
Total	65,050,000	MMBTU	$4.11 / MMBTU

Hedging Summary for Fiscal 2018

	Volume		Average Hedge Price
Oil Swaps
Brent	75,000	BBL	$91.00 / BBL

Gas Swaps
NYMEX	5,550,000	MMBTU	$4.59 / MMBTU
Fixed Price Physical Sales	1,550,000	MMBTU	$3.77 / MMBTU
Total	7,100,000	MMBTU	$4.41 / MMBTU

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Three Months Ended December 31, 2014
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	0.000	1.000
Developmental	79.000	2.000	81.000
Wells Commenced
Exploratory	0.000	0.000	0.000
Developmental	17.000	14.000	31.000
Wells Completed
Exploratory	1.000	0.000	1.000
Developmental	13.000	15.000	28.000
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	2.000	1.000	3.000
Wells in Process - End of Period
Exploratory	0.000	0.000	0.000
Developmental	81.000	0.000	81.000

Net Wells in Process of Drilling
Three Months Ended December 31, 2014
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	0.000	1.000
Developmental	64.500	2.000	66.500
Wells Commenced
Exploratory	0.000	0.000	0.000
Developmental	17.000	14.000	31.000
Wells Completed
Exploratory	1.000	0.000	1.000
Developmental	13.000	15.000	28.000
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	2.000	1.000	3.000
Wells in Process - End of Period
Exploratory	0.000	0.000	0.000
Developmental	66.500	0.000	66.500

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2014	2013	(Decrease)
Firm Transportation - Affiliated	29,086	29,686	(600)
Firm Transportation - Non-Affiliated	157,236	161,970	(4,734)
Interruptible Transportation	2,102	1,322	780
	188,424	192,978	(4,554)

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2014	2013	(Decrease)
Gathered Volume - Affiliated	44,872	31,014	13,858

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2014	2013	(Decrease)
Retail Sales:
Residential Sales	16,467	17,008	(541)
Commercial Sales	2,284	2,360	(76)
Industrial Sales	89	91	(2)
	18,840	19,459	(619)
Off-System Sales	1,669	1,978	(309)
Transportation	20,949	21,190	(241)
	41,458	42,627	(1,169)

Energy Marketing Volume
	Three Months Ended
	December 31,
			Increase
	2014	2013	(Decrease)
Natural Gas (MMcf)	12,589	16,008	(3,419)

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted EBITDA, which is a non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful to investors because it provides an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses this non-GAAP financial measure for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2014 and 2013:

	Three Months Ended
	December 31,
	2014	2013
(in thousands)
Reported GAAP Earnings	$84,740	$82,252
Depreciation, Depletion and Amortization	102,747	93,114
Interest and Other Income	(2,441)	(930)
Interest Expense	23,101	23,834
Income Taxes	55,160	55,425
Adjusted EBITDA	$263,307	$253,695

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$48,893	$48,116
Gathering Adjusted EBITDA	22,763	13,386
Total Midstream Businesses Adjusted EBITDA	71,656	61,502
Exploration and Production Adjusted EBITDA	135,431	135,696
Utility Adjusted EBITDA	53,431	55,295
Energy Marketing Adjusted EBITDA	4,641	2,617
Corporate and All Other Adjusted EBITDA	(1,852)	(1,415)
Total Adjusted EBITDA	$263,307	$253,695

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)	2014	2013

Operating Revenues	$523,909,000	$550,072,000

Net Income Available for Common Stock	$84,740,000	$82,252,000

Earnings Per Common Share:
Basic	$1.01	$0.98
Diluted	$1.00	$0.97

Weighted Average Common Shares:
Used in Basic Calculation	84,208,645	83,707,687
Used in Diluted Calculation	85,118,516	84,659,001

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$2,086,918,000	$1,926,768,000

Net Income Available for Common Stock	$301,901,000	$274,309,000

Earnings Per Common Share:
Basic	$3.59	$3.28
Diluted	$3.55	$3.25

Weighted Average Common Shares:
Used in Basic Calculation	84,056,263	83,598,868
Used in Diluted Calculation	85,013,301	84,411,007